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                                                                      EXHIBIT 11

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES
---------------------------------------------

FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
COMPUTATION OF PER SHARE AMOUNTS
(in thousands, except per share amounts)
-----------------------------------------------------


                                        1997            1996          1995
                                        ----            ----          ----
                                     Restated         Restated      Restated
                                     (Note 2)         (Note 2)      (Note 2)

PRIMARY:
Net income                            $ 8,245          $ 9,726       $10,995
                                      -------          -------       -------

Weighted average number of common
  shares                               20,888           20,166        17,618

Assumed number of shares issued
  from common share equivalents           833            1,220         2,255
                                      -------          -------       -------

Weighted average number of common
  and common equivalent shares         21,721           21,386        19,872
                                      -------          -------       -------

Net income per share:
  Primary                             $   .38          $   .45       $  0.55
                                      -------          -------       -------

FULLY DILUTED:
Net income                            $ 8,245          $ 9,726       $10,995
                                      -------          -------       -------

Weighted average number of common
  shares                               20,888           20,166        17,618

Assumed number of shares issued
  from common share equivalents           918            1,227         2,377
                                      -------          -------       -------

Weighted average number of common
  and common equivalents shares        21,806           21,393        19,995
                                      -------          -------       -------

Net income per share:

  Fully diluted                       $   .38          $   .45       $  0.55
                                      -------          -------       -------